SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which
transaction applies:

(2)	Aggregate number of securities to which
transaction applies:

(3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

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(4)	Date Filed:

3rd Request -- Urgent Proxy Information

Please cast your vote now!

Urgent Reminder!

The Special Shareholder Meeting for your fund(s) scheduled for September 13, 2000 is in danger of being adjourned due to lack of voter participation!

Dear Shareholder:

Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund(s). This information described each proposal and asked for your vote on these important issues.

Your vote is very important no matter how large or small your holdings may be.

I'm writing to let you know that your participation is extremely important. The Special Meeting of Shareholders scheduled for September 13, 2000 cannot be held until we receive a majority of the votes. If you have more than one account in the fund(s), you will receive a separate card for each account. Please vote each card you receive.

Voting is quick and easy. Everything you need to vote is enclosed.

To Vote by Mail

Please mail your signed proxy card(s) in the postage-paid envelope right away.

To Vote by Touch Tone Telephone, Toll-Free

Please call 1-888-221-0697 also listed on your proxy card(s). Enter the control number located on the upper portion of your proxy card(s) and follow the simple recorded instructions.

To Vote by Representative-Assisted Telephone, Toll-Free

Please call toll-free at 1-800-848-3155 from 8:00 AM to 8:00 PM Eastern time. Your call will be answered by a representative of D.F. King, a proxy solicitation firm. Their representative will ask you for your Social Security number and confirm your address before recording your vote.

To Vote by Fax

Please fax Both Sides of your Signed proxy card(s) to the proxy tabulator at 1-888-451-VOTE (1-888-451-8683).

If you have already voted, thank you for your response. If you have any further questions, please call Fidelity at 1-800-544-3198. We appreciate your immediate attention. Thank you.

Sincerely,

/s/Edward C. Johnson 3d

Edward C. Johnson 3d

Chairman and Chief Executive Officer

MMT-PXL3-0700

1.745891.100